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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report     (Date of earliest event reported)          October 2, 2000
                                                     ---------------------------


                               NetCreations, Inc.
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               (Exact name of Registrant as Specified in Charter)


           New York                    001-14875                11-3300476
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(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)


             379 West Broadway, Suite 202, New York, New York 10012
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                (Address of Principal Executive Office)    (Zip Code)

Registrant's telephone number, including area code            (212) 625-1370
                                                              --------------

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Item 5. Other Events.

         On October 2, 2000, the Registrant entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with DoubleClick Inc. ("DoubleClick") and Genesis Merger Sub, Inc. ("Merger Sub"), pursuant to which DoubleClick will acquire 100% of the Registrant's issued and outstanding common stock, par value $0.01 per share ("Registrant's Common Stock") by means of a stock-for-stock merger of Merger Sub with and into Registrant, with Registrant becoming a wholly owned subsidiary of DoubleClick after the merger (the "Merger"). As contemplated by the Merger Agreement, each share of Registrant's Common Stock outstanding immediately prior to the effective time of the Merger will be converted into and represent the right to receive, and will be exchangeable for, 0.41 of a share of common stock of DoubleClick.

         The closing of the Merger is subject to certain conditions, including regulatory approval and the approval by the Registrant's stockholders. Closing is anticipated to occur in the fourth quarter of 2000. Copies of the Merger Agreement and the Registrant's press release, dated October 3, 2000, are attached as Exhibits hereto and incorporated herein by reference.


Item 7.  Financial Statements, Pro Form Financial Information and Exhibits.

         (c) Exhibits

         Exhibit No.     Description
         -----------     -----------

         2.1 Agreement and Plan of Merger and Reorganization, dated October 2, 2000 by and among DoubleClick Inc., Genesis Merger Sub, Inc. and NetCreations, Inc.

         99.1            Press Release of NetCreations, Inc. dated October 3,
                         2000.

                                       2
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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NETCREATIONS, INC.


Date:      October 4, 2000                   By:   /s/ Robert A. Mattes
      -------------------------                    -----------------------------
                                                   Robert A. Mattes
                                                   Chief Financial Officer

                                       3
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                                  EXHIBIT INDEX
                                  -------------

         2.1 Agreement and Plan of Merger and Reorganization, dated October 2, 2000 by and among DoubleClick Inc., Genesis Merger Sub, Inc. and NetCreations, Inc.

         99.1            Press Release of NetCreations, Inc. dated October 3,
                         2000.